UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  May 15, 2009

CHINA AGRITECH, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-49608	75-2955368
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

Room 3F No. 11 Building, Zhonghong International Business Garden
Future Business Center,
Chaoyang North Road, Chaoyang District, Beijing, China 100024
(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code:
(86)10-59621278

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported in the Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 18, 2009, China Tailong Holdings Company Limited (“Tailong”), a company existing and established under the laws of Hong Kong and a wholly owned subsidiary of China Agritech, Inc. (the “Registrant”), a Delaware corporation, entered into (i) a Share Purchase Agreement, dated February 12, 2009 (the “Share Purchase Agreement”), by and among Yinlong Industrial Co. Ltd. (“Seller”), a company existing and established under the laws of the People’s Republic of China, and Pacific Dragon Fertilizer Co., Ltd. (“Pacific Dragon”), a company existing and established under the laws of the People’s Republic of China, and (ii) a Supplemental Purchase Agreement, dated February, 2009 (the “Supplemental Agreement”), by and among Seller, Pacific Dragon, Yu Chang, an individual residing in the People’s Republic of China, and Xiao Rong Teng, an individual residing in the People’s Republic of China, pursuant to which Tailong agreed to acquire Seller’s 10% interest in Pacific Dragon for an aggregate purchase price of $7,980,000 (the “Transaction”).

Pursuant to the Share Purchase Agreement and the Supplemental Agreement, Tailong originally agreed to pay consideration to Seller comprised of (i) $1,000,000 in cash and (ii) a promissory note in the principal amount of $6,980,000.  However, on May 15, 2009, Tailong, Pacific Dragon, Yinlong, the Registrant, Yu Chang and Xiao Rong Teng entered into an Amendment to Supplemental Share Purchase Agreement (the “Amendment”), whereby the Registrant was obligated to issue an aggregate of 3,490,000 shares of its common stock, par value $0.001 per share, to the Seller on the closing date in lieu of the issuance of the promissory note.

Mr. Chang, the Chairman, Chief Executive Officer and President of the Registrant, owned 85% of the Seller’s issued and outstanding shares.  Ms. Teng, a member of the board of directors of the Registrant, owned the remaining 15% of the Seller’s issued and outstanding shares.

The shares were issued to the Seller in a transaction exempt from registration under Section 4(2) of the Securities Act of 1933, as amended and/or Regulation D or Regulation S, promulgated thereunder.

Item 2.03  Completion of Acquisition or Disposition of Assets.

The Transaction described above closed on May 15, 2009.  The aggregate purchase price of $7,980,000 for the Transaction was based on a valuation analysis provided by a third party.  As a result of the Transaction, the Registrant, through Tailong, has indirect ownership of 100% of all issued and outstanding shares of Pacific Dragon.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1
Amendment to Supplemental Share Purchase Agreement, dated May 15, 2009, by and among Yinlong Industrial Co. Ltd., China Tailong Holdings Company Limited, Pacific Dragon Fertilizers C. Ltd., China Agritech, Inc., Yu Chang and Xiao Rong Teng

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA AGRITECH, INC.

Date: May 21, 2009	By:	/s/ Yu Chang
Yu Chang
Chief Executive Officer

Exhibit Index

Exhibit No.	Description

10.1
Amendment to Supplemental Share Purchase Agreement, dated May 15, 2009, by and among Yinlong Industrial Co. Ltd., China Tailong Holdings Company Limited, Pacific Dragon Fertilizers C. Ltd., China Agritech, Inc., Yu Chang and Xiao Rong Teng